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                                                                   EXHIBIT 10.23

                                 LOAN AGREEMENT
                       (COMMUNITY HOSPITAL CONSTRUCTION)

      THIS LOAN AGREEMENT (this "Agreement") dated effective as of December 17, 2004, is made by and between COLONIAL BANK, N.A. ("Lender") and MPT WEST HOUSTON HOSPITAL, L.P., a Delaware limited partnership ("Borrower").

                                   ARTICLE I.
                                   DEFINITIONS

      For purposes of this Agreement, in addition to other terms defined herein, the following terms shall have the respective meanings assigned to them.

      1.1 Advance. The term "Advance" shall mean a disbursement from Lender's account to or for the benefit of Borrower of any of the proceeds of the Loan and/or the Borrower's Deposit in accordance with any of the provisions of this Agreement or of any of the other Loan Documents.

      1.2 Application for Advance. The term "Application for Advance" shall mean a written application on Lender's prescribed form, a copy of which is attached hereto as Schedule 2.11(b), certified by Borrower and Architect addressed to Lender specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of the Improvements and all other expenses incident to the Loan, the Property, and the construction of the Improvements, whether or not specified in the Approved Budget, requesting an Advance for the payment of such items, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may reasonably request.

      1.3 Approved Budget. The term "Approved Budget" shall mean that certain budget attached hereto as Exhibit B and incorporated herein by reference.

      1.4 Approved Contracts. The term "Approved Contracts" shall mean the Plans, the Construction Contract, the Architect Agreement, and the Development Agreement, all of which have been approved by the Lender prior to the date hereof.

      1.5 Architect. The term "Architect" shall mean Davis Stokes Collaborative. P.C., or such other substitute architect as the Borrower may retain from time to time for purposes of design services and preparing Applications for Advance.

      1.6 Architect Agreement. The term "Architect Agreement" shall mean that certain AIA Document B141-1997, entitled "Standard Form of Agreement Between Owner and Architect with Standard Form of Architect's Services," dated as of August 20, 2003, by and between the Borrower and the Architect, relating to the community hospital project and the physician office suite project, a copy of which have been provided to Lender prior to the date hereof.

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      1.7   Architect's Consent. The term "Architect's Consent" shall mean that certain Architect's Consent to Assignment of Architect's Agreement, executed in connection herewith by Architect.

      1.8 Assignment of Contracts. The term "Assignment of Contracts" shall mean the Assignment of Contract Documents dated as of the date hereof, by and between Borrower and Lender.

      1.9 Assignment of Leases. The term "Assignment of Leases" shall mean the Assignment of Rents and Leases dated as of the date hereof, by and between Borrower and the Lender.

      1.10 Bonds. The term "Bonds" shall mean the Payment Bond and the Performance Bond, collectively, in form and substance reasonably satisfactory to Lender, with a surety company reasonably acceptable to Lender and licensed to do business in the State of Texas, as surety, and with Borrower and Lender as joint and several obligees.

      1.11 Code. The term "Code" shall mean the Uniform Commercial Code of the State of Texas.

      1.12 Completion Date. The term "Completion Date" shall mean the date of completion of the Improvements as set forth in the Development Agreement.

      1.13 Construction Contract. The term "Construction Contract" shall mean that certain AIA Document A111-1997 "Standard Form of Agreement Between Owner and Contractor," dated as of July 14, 2004, by and between the Borrower and the Contractor, a copy of which has been provided to Lender prior to the date hereof.

      1.14 Contractor. The term "Contractor" shall mean Dunn Southeast, Inc., d/b/a R.J. Griffin & Company, or such other substitute contractor as the Borrower may retain from time to time to perform labor and other services and provide materials for the construction of the Improvements.

      1.15 Contractor's Consent. The term "Contractor's Consent" shall mean that certain Contractor's Consent to Assignment of Construction Contract executed in connection herewith by the Contractor.

      1.16 Debtor Relief Laws. The term "Debtor Relief Laws" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

      1.17 Development Agreement. The term "Development Agreement" shall mean that certain Development Agreement [Hospital], dated June 17, 2004, by and among the GP Medical

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Ventures, LLC, a Tennessee limited liability company and Borrower, true, correct and complete copies of which have been provided to the Lender prior to the date hereof.

      1.18 Environmental Indemnity Agreement. The term "Environmental Indemnity Agreement" shall mean that certain Hazardous Materials Indemnity Agreement dated of even date herewith, executed by Borrower.

      1.19 Financial Statements. The term "Financial Statements" shall mean (a) the balance sheet and statement of income and retained earnings and cash flows of the Borrower for the fiscal year ended December 31, 2003, (b) all unaudited balance sheets and statements of income and retained earnings and cash flows of the Borrower for the period beginning January 1, 2004 and ending on October 31, 2004, and (c) all future balance sheets and statements of income and retained earnings and cash flows of the Borrower required to be furnished to Lender under the terms of this Agreement or any other of the Loan Documents from time to time.

      1.20 Financing Statements. The term "Financing Statements" shall mean the Form UCC-1 or other Code financing statements perfecting the security interest securing the Loan, to be filed with the appropriate offices for the perfection of a security interest in any of the Property.

      1.21 General Partner. The term "General Partner" shall mean MPT West Houston Hospital, LLC, a Delaware limited liability company.

      1.22 Governmental Authority. The term "Governmental Authority" shall mean the United States, the State of Texas, the County of Harris, the City of Houston, or any other political subdivision in which the Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrower, the Property or the Improvements.

      1.23 Governmental Requirements. The term "Governmental Requirements" shall mean all laws, ordinances, rules and regulations of any Governmental Authority applicable to Borrower or the Property.

      1.24 Gross Receipts. The term "Gross Receipts" shall mean (i) the total gross rents received by Borrower, including, but not limited to, base rent and expense pass-throughs, for each designated period under all Leases, concession agreements, and parking agreements or arrangements, regardless of what such rentals may be called, plus (ii) all other revenues of any kind received by Borrower in such designated period from or with respect to, the Improvements, including, but not limited to, the proceeds of any rent loss or business interruption insurance payable for the period in question and security and cleaning and damage deposits applied to a rental or cost obligation and interest earned thereon, amounts received by Borrower for common area maintenance, exclusive, however, of the proceeds from any casualty or condemnation other than rental loss or business interruption insurance described above, capital contributions to Borrower from the General Partner, or loans to Borrower by the General Partner, and unforfeited tenant security deposits.

      1.25 Guarantor. The term "Guarantor" shall mean Medical Properties Trust, Inc., a Maryland corporation.

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      1.26  Guaranty. The term "Guaranty" shall mean that certain Limited
Guaranty executed by Guarantor.

      1.27 Improvements. The term "Improvements" shall mean a community hospital containing approximately 129,550 square feet (including the connector to the adjacent medical office building), built in accordance with the Plans and in accordance with the Plans and in accordance with all applicable requirements as to usage, utility hookups, ingress and egress, landscaping and finish work required under the Plans.

      1.28  Inspecting Architects/Engineers. The term "Inspecting
Architects/Engineers" shall mean AECC or its replacement as selected by Lender.

      1.29 Interest Reserve. The term "Interest Reserve" shall have the meaning set forth in Section 2.17 below.

      1.30 Knowledge. The term "Knowledge" shall mean (a) with respect to the Borrower or the Guarantor, the conscious awareness of Edward K. Aldag, Jr., Emmett E. McLean, or R. Steven Hamner, and (b) with respect to any other person or entity, the conscious awareness of facts or other information by such person or the principal officers of such entity.

      1.31 Laws. The term "Laws" shall mean all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, decisions, opinions or decrees of any Governmental Authority or any Tribunal.

      1.32 Leases. The term "Leases" shall mean all leases of space in the Improvements entered into between Borrower and tenants of the Improvements, including, without limitation, the Community Hospital Lease (as hereinafter defined).

      1.33 Lien. The term "Lien" shall mean any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, a mechanic's lien, a materialman's lien, the rights of a vender, lessor, or similar party under any conditional sales agreement or other title retention agreement or lease substantially equivalent thereto, and any other right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof. Notwithstanding the foregoing, the term "Lien" shall not include any Permitted Encumbrances.

      1.34 Loan. The term "Loan" shall mean the loan by Lender to Borrower, in an amount not to exceed the principal sum set forth in Section 2.18 of this Agreement, for the payment of the costs of labor, materials, and services supplied for the construction of the Improvements, specified in the Approved Budget, and all other expenses incident to the acquisition and the construction of the Property, all as specified in the Approved Budget, as well as any involuntarily advanced funds in excess of the principal loan amount which Lender deems reasonably necessary to preserve and to protect collateral covered by the Loan Documents and Lender's status as a first lienholder as to the Property, Improvements and other collateral for the Loan.

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      1.35  Loan Documents. The term "Loan Documents" shall mean this Agreement, the Mortgage, the Note, the Assignment of Leases, the Assignment of Contracts, the Environmental Indemnity Agreement, the Financing Statements, the Guaranty, the MOB Note, MOB Loan Agreement, MOB Mortgage, the MOB Loan Documents (as defined in the MOB Mortgage), and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower to Lender pursuant to this Agreement, including, without limitation, each Application for Advance and the Approved Budget.

      1.36 Major Contracts. The term "Major Contracts" shall mean all contracts comprising the Construction Contract requiring aggregate payments thereunder in excess of One Hundred Thousand and No/100 Dollars ($100,000.00).

      1.37 Material Agreement. The term "Material Agreement" shall mean any material written or oral agreement, contract, commitment, promissory note, lease or understanding requiring payments, pledges, or performance executed in connection with the Property over the term of any such agreement, contract, commitment or understanding in excess of Fifty Thousand and No/100 Dollars ($50,000.00) to which the person or entity in question is a party, by which such person or entity is directly or indirectly bound, jointly or severally bound, contingently or directly liable, or to which any assets of such person or entity may be subject, which is not cancelable by such person or entity upon thirty
(30) days' or less notice without liability for further payment other than a nominal penalty; including, but not limited to, the Construction Contract.

      1.38 Maximum Rate. The term "Maximum Rate" shall mean during the term of the Loan the maximum permissible amount which may be paid or agreed to be paid to Lender or the holder of the Note, or collected by Lender or such holder, for the use, forbearance, or detention of the Loan or for the payment of or performance of any covenant obligation contained in any of the Loan Documents under applicable federal or state usury laws.

      1.39 MOB Borrower. The term "MOB Borrower" shall mean MPT West Houston MOB, L.P., a Delaware limited partnership.

      1.40 MOB Lease. The term "MOB Lease" shall mean that certain Lease Agreement dated June 17, 2004, by and between MOB Borrower, as landlord, and the MOB Tenant, as tenant, regarding the lease of the Improvements.

      1.41 MOB Tenant. The term "MOB Tenant" shall mean Stealth L.P., a Delaware limited partnership.

      1.42 MOB Loan. The term "MOB Loan" shall mean the loan from the Lender to the MOB Borrower in the original principal amount of Fifteen Million Three Hundred Fifty-Six Thousand Five Hundred Seventy-Five and No/100 Dollars ($15,356,575.00) pursuant to the MOB Loan Agreement.

      1.43 MOB Loan Agreement. The term "MOB Loan Agreement" shall mean that certain Loan Agreement of even date herewith executed by MOB Borrower and Lender.

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      1.44  MOB Mortgage. The term "MOB Mortgage" shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith, executed by MOB Borrower and conveying to Lender the property more particularly described therein as security for the MOB Note and the Note and payment and performance of all obligations specified therein, the MOB Loan Agreement, the Mortgage and this Agreement.

      1.45 MOB Note. The term "MOB Note" shall mean that certain Promissory Note of even date herewith, from MOB Borrower to Lender evidencing the MOB Loan.

      1.46 Mortgage. The term "Mortgage" shall mean the Deed of Trust, Assignment of Leases. Security Agreement and Fixture Filing, of even date herewith, conveying to Lender the Property as security for the payment of the Note and the payment and performance of all obligations specified therein, and in this Agreement, the MOB Mortgage and the MOB Loan Agreement.

      1.47 Net Operating Income. The term "Net Operating Income" shall mean, for any designated period, the amount by which Gross Receipts for the period in question exceed Operating Expenses.

      1.48 Note. The term "Note" shall mean the Promissory Note from Borrower to Lender of even date herewith in the original principal amount of Twenty-Eight Million Eighty-Six Thousand Four Hundred Twenty-Five and No/100 Dollars ($28,086,425.00) and evidencing the Loan.

      1.49 Operating Expenses. The term "Operating Expenses" shall mean the sum of the following expenses to the extent such expenses have been paid by Borrower for the designated period for which the Net Operating Income computation is being made: (a) all taxes and assessments imposed upon the Project; (b) all insurance premiums for insurance incurred in connection with the Project, provided that if insurance on the Project is maintained as part of a blanket policy covering the Project and other properties, the insurance premium included in this paragraph shall be the premium fairly allocable to the Project; (c) operating expenses of the Project (unless such expenses are paid by proceeds of insurance policies or are paid out of the account) for the operation, cleaning, leasing, marketing, maintenance and repair, to the extent properly chargeable against income in accordance with generally accepted accounting practices including, without limitation, wages and payroll costs, reasonable accounting and bookkeeping expenses, utilities and hearing charges, material costs, maintenance costs, costs of services, water and sewer charges, license fees and business taxes, and such other expenses normally considered as an industry-wide cost of operating a community hospital; provided that such costs shall not include (i) any of the foregoing items to the extent paid by a tenant of Borrower or any other third party which reimburses Borrower for any cost or expense except to the extent such items paid by a tenant or third party are also included in gross rental receipts and other receipts generated by the use and operation of the Project; or (ii) any deduction for depreciation of the Project taken or noted on the Borrower's income tax returns; or (iii) the cost of capital improvements made to the Project not taken or noted as a deduction on the Borrower's federal income tax returns and not included in the operating budget; or (iv) the cost of the Borrower's federal, state or local income taxes.

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      1.50  Origination Fee. The term "Origination Fee" shall mean Two Hundred
Eighty Thousand Eight Hundred Sixty-Four and No/100 Dollars ($280,864.00), plus an underwriting fee in the amount of Nine Hundred and No/100 Dollars ($900.00), to be paid to Lender on the date hereof, if not previously paid, in consideration of Lender's originating the Loan to Borrower and of the commitment of Lender to make the proceeds of the Loan available to Borrower from time to time during the term of this Agreement in accordance with the terms hereof. The Origination Fee will be fully earned on execution of this Agreement and shall be absolutely non-refundable.

      1.51 Payment Bond. The term "Payment Bond" shall mean a bond assuring the payment of each subcontractor responsible for at least ten percent (10%) of the aggregate costs of constructing the Improvements from such company(ies) licensed to do business in the State of Texas and in such form, content and amounts as are satisfactory to Lender, naming Borrower and Lender as additional obligees.

      1.52 Performance Bond. The term "Performance Bond" shall mean a bond assuring the performance of each subcontractor responsible for at least ten percent (10%) of the aggregate costs of constructing the Improvements, and which bond is issued by such company(ies) licensed to do business in the State of Texas and in such form, content and amounts as are reasonably satisfactory to Lender, naming Borrower and Lender as an additional obligees.

      1.53 Permitted Encumbrance. The term Permitted Encumbrance shall mean (a) those encumbrances, liens, assignments or security interests currently outstanding and described on the attached Schedule 1.54, (b) those encumbrances, liens, assignments or security interests pledged previously to the Lender or incurred pursuant to this Agreement, (c) deposits regarding workers' compensation unemployment insurance, pensions, or other employee benefits, (d) tax liens for taxes not due or which are being contested in good faith, during any fiscal year, or (e) materialmen's lien for sums not yet due and payable.

      1.54 Plans. The term "Plans" shall mean the final working drawings and specifications, together with any amendments or modifications thereto, for the construction of the Improvements, prepared by Architect, and approved by Lender, Borrower, any lessee of the Property, if applicable, and any necessary Governmental Authority.

      1.55 Project. The term "Project" shall mean the proposed Improvements, and related improvements, to be constructed or installed by Borrower on the Property together with the Property.

      1.56 Property. The term "Property" shall mean the real property described in Exhibit A attached hereto and incorporated herein by reference, together with the Improvements.

      1.57 Taxes. The term "Taxes" shall mean all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Tribunal.

      1.58 Title Company. The term "Title Company" shall mean First American Title Insurance Company.

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      1.59  Title Policy. The term "Title Policy" shall mean that certain mortgagee's title insurance policy respecting the Property issued by the Title Company in accordance with the title commitment no. NCS-129932-ATL dated November 16, 2004, a copy of which has been delivered to Lender prior to the date hereof.

      1.60 Tribunal. The term "Tribunal" shall mean any court, department, commission, board, bureau, agency, or instrumentality of any Governmental Authority.

                                   ARTICLE II.
                                    ADVANCES

      2.1 Commitment of Lender. Subject to the provisions of this Agreement, and provided that an Event of Default has not occurred, and no event or condition which with the giving of notice or the passage of time or both would reasonably be expected to constitute an Event of Default has occurred and remains uncured to Lender's satisfaction, Lender will make Advances to Borrower up to the maximum principal amount set forth in Section 2.18 hereof. The obligation of Lender to make Advances to Borrower shall terminate and expire at 1:00 p.m., Dallas. Texas time on April 15, 2006.

      2.2 General Conditions Precedent. The following must be satisfied as conditions precedent to Lender's obligation to make any Advance at any time:

            (a) All representations and warranties set forth in this Agreement, in each Application for Advance and in all other Loan Documents shall be true and correct, in all material respects, on and as of the date of any such Advance, with the same effect as if made and repeated on that date.

            (b)   As of the date of any such Advance,

                  (1) Borrower is in material compliance with all of the covenants, agreements, obligations and undertakings required to be performed by Borrower under this Agreement and under the other Loan Documents unless compliance thereof shall have been waived in writing by Lender;

                  (2) No Event of Default as defined herein or in any other Loan Documents, and no event or condition which with the notice or the passage of time or both as prescribed herein or in such other Loan Documents, would reasonably be expected to constitute any such Event of Default has occurred and remains uncured to Lender's reasonable satisfaction;

                  (3) There shall have been no material adverse change in the net income or condition of the Property or in the business or financial condition or management of Borrower and no material condemnation or adverse zoning or usage change proceedings shall have been commenced or, to Borrower's Knowledge, threatened against the Property;

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                  (4)   All statements contained in Borrower's Application for
            Advance are true and correct, in all material respects, and all other certificates furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Agreement or any of the other Loan Documents are true and correct in all material respects, and there are no facts or events known to Borrower which, if disclosed to Lender, would make such statements or certificates untrue in any material respect; and

                  (5) All documentation shall at all times be in form and content reasonably acceptable to Lender.

            (c) It shall also be a condition to Lender's obligation to make any Advance that Lender has received the approval of the Application for Advance by the Inspecting Architects/Engineers so long as the Inspecting Architects/Engineers provide such approvals within the time periods required for such Advance under the Development Agreement.

            (d) Lender shall have no obligation: (i) to make any Advance if any condition precedent set forth herein has not been fully satisfied,
      (ii) to make any Advance for a line item which exceeds the sums for such line item on the Approved Budget (subject to the provisions of Section
      2.14 hereof), (iii) to make more than one (1) Advance in any one (1) month, and (iv) to make any Advance which would cause the aggregate of all Advances by Lender to exceed the maximum amount set forth in Section 2.18 hereof.

      2.3 Payment of Principal and Interest on the Loan. Interest on the Loan, at the rate specified in the Note, shall be computed on the unpaid principal balance which exists from time to time, shall be computed with respect to each Advance only from the date of such Advance. Any payment of principal or interest on the Loan shall be paid in accordance with the Note.

      2.4 Applications for Advances. Advances for the payment of costs of labor, materials, and services supplied for the construction of the Improvements shall be made by Lender, not more frequently than once a month, upon compliance by Borrower with this Agreement after actual commencement of construction of the Improvements for work actually done during the preceding period. Not more frequently than once a month, unless Borrower and Lender agree, in writing, on more frequent Advances, Borrower shall submit an Application for Advance to Lender requesting an Advance for the payment of costs of labor, materials, and service supplied for the construction of the Improvements or for the payment of other costs and expenses incident to the Loan, the acquisition of the Property, or the construction of the Improvements, and specified in the Approved Budget. Each Application for Advance shall be submitted by Borrower to Lender in a reasonable time, but not less than ten (10) days prior to the date on which an Advance is desired by Borrower. Upon receipt of the Application for Advance. Lender may request an inspection of and require a favorable report on the Improvements by the Inspecting Architects/Engineers prior to making any Advance, provided that such request is made and such report is delivered timely to avoid any default under the Development Agreement or the Construction Contract. The Inspecting Architects/Engineers shall certify to Lender that at the time an Application for Advance is made: (a) the Advance requested is in proportion to the work completed in accordance with the Development Agreement and the Construction Contract;

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(b) that all work has been performed in a good and workmanlike manner; (c) that construction of the Improvements is proceeding diligently and in accordance with the Plans; and (d) there are sufficient funds remaining to complete the construction of the Improvements consistent with the line items and aggregate amounts specified in the Approved Budget. Lender's receipt of any such certification shall not be deemed as Lender's acceptance of any such work completed or a waiver by Lender of any of Lender's rights to seek full performance of the requirements of this Agreement from Borrower.

      2.5 Aggregate of Advances. Advances for payment of costs of construction of the Improvements shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated into the Improvements in accordance with the Development Agreement and the Construction Contract, plus (b) the purchase price of all uninstalled materials to be utilized in the construction of the Improvements stored on the Property, or elsewhere in accordance with the Development Agreement and the Construction Contract, less (c) all prior Advances for payment of costs of labor, materials, and services for the construction of the Improvements or in the consummation of this Loan.

      2.6 Use of Advances. Borrower shall disburse all Advances for payment of costs and expenses incurred for the development, financing, and construction of the Improvements as specified in the Approved Budget, and most recently requested on an Application for Advance, and for no other purpose.

      2.7 The Borrower's Deposit. If Lender and Inspecting Architects/Engineers at any time make a reasonable good-faith determination that the amount of the unadvanced portion of the Loan will not be sufficient to pay fully for all costs required to complete the construction of the Improvements in accordance with the approved Plans and Approved Budget, whether such deficiency is attributable to changes in the work of construction or in the Plans or to any other cause, Lender may make written demand on Borrower to deliver to Lender the amount of the shortage determined by Lender (the "Borrower's Deposit"), which Borrower's Deposit shall be placed in an interest bearing account by Lender. Borrower shall deposit the amount of the Borrower's Deposit within thirty (30) days after the date of Lender's written demand. No further Advances need be made by Lender until the Borrower's Deposit is made by Borrower. Borrower shall promptly notify Lender in writing if and when, to Borrower's Knowledge, the cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan and the unadvanced portion of the Borrower's Deposit.

      2.8 Direct Disbursement and Application by Lender. Lender shall have the right, but not the obligation, following at least five (5) days' prior written notice to Borrower, to disburse and apply the proceeds of any Advance to the satisfaction of any of Borrower's obligations hereunder directly to Contractor, the Title Company, and any other person or firm to whom payment is due under this Agreement or any other Loan Documents, except with respect to any payment contested by Borrower pursuant to Section 4.22 hereof. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Documents. Subject to Borrower's right to contest a claim pursuant to Section 4.22 hereof, Borrower hereby authorizes Lender, following at least five (5) business days' prior written notice to Borrower, to hold. use. disburse, and apply the Loan and the Borrower's Deposit for payment of costs of construction of the Improvements, expenses incident to the Loan and the

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Property, and the payment or performance of any obligation of Borrower hereunder, including, without limitation, interest on the Loan, any Loan fees owing to Lender, legal fees of Lender's attorneys which are payable by Borrower, and such other sums as may be owing from time to time by Borrower to Lender with respect to the Loan. Such payments may be made, at the option of Lender following at least five (5) business days' prior written notice to Borrower, by
(a) debiting or charging Borrower's Loan account in the amount of such payments without first disbursing such amounts to Borrower, or (b) advancing all or any part of the amount of such payments to Borrower and then invoicing Borrower therefor. No further direction or authorization from Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower. Notwithstanding the other provisions of this paragraph, nothing in this Agreement is intended to be for the benefit of, nor may be enforced by. nor should be relied upon by, any person, firm or corporation other than Borrower.

      2.9 Advances Do Not Constitute A Waiver. No Advance shall constitute a waiver of any of the conditions of Lender's obligations to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring an Event of Default hereunder with respect to any such inability which shall constitute an Event of Default.

      2.10 Conditions to the First Advance. As a condition precedent to the first Advance hereunder (the "First Advance"), Borrower must satisfy the conditions required hereby and set forth elsewhere in this Agreement and deliver to Lender, the documents, certificates, and other items that are set forth below:

            (a)   The Origination Fee;

            (b) The Loan Documents duly executed and in recordable form by Borrower and, other parties thereto, if applicable;

            (c) The irrevocable commitment of the Title Company to issue the Title Policy in the normal course of business after the payment of the premiums for such policy;

            (d) The survey of the Property, dated April 1, 2004 and last updated on December 10, 2004, and issued by Carter & Burgess, Inc., a copy of which has previously been delivered to Lender, and a certification to the benefit of Lender and the Title Company by a duly registered land surveyor or engineer reasonably acceptable to Lender;

            (e) The Assignment of Contracts together with the consent of the Architect and Contractor and any other such party to the assignment thereof;

            (f) The insurance policies or certificates of such insurance policies as specified in Section 4.13 herein;

            (g) A list of the names and addresses of all parties to Major Contracts, together with, if requested by Lender, true and correct copies of all executed contracts and subcontracts;

            (h)   The Financial Statements;

            (i) All governmental permits and approvals necessary or appropriate to complete development and construction of the Project which have been issued as of the date hereof, all of which are to be assigned to Lender as additional security for the Loan, in such manner as shall be acceptable to Lender's legal counsel;

            (j) Estoppel Certificate and SNDA in form and substance reasonably acceptable to Lender, from the MOB Tenant;

            (k) Evidence that all approvals required under the zoning and property use laws and ordinances applicable to the Property (including any necessary rezoning or other changes in the property use classifications of the Property) and all approvals required under State and local Property subdivision laws and ordinances to acquire the Property in compliance with such laws and ordinances have been obtained and have been or will be complied with;

            (l) Evidence that tap permits or "connections" for water and sanitary sewer service to the Property have been obtained or requested;

            (m) Evidence that all of the streets providing access to the Property either have been dedicated to public use or established by private easement, duly recorded in the records of the County in which the Property is located, and have been fully installed and accepted by the applicable Governmental Authority, with all costs and expenses of the installation and acceptance thereof having been paid in full, and that there are no restrictions on the use and enjoyment of such streets that adversely affect, limit, or impair Borrower's ability to develop and construct the Property or operate the Property for the purposes and in the manner represented to Lender;

            (n) Evidence of the availability for hook-up at the boundaries of the Property of all utilities and other related services to the Property including specifically, but without limitation, gas, electricity, telephone, waste removal, water services and storm and sanitary sewer facilities;

            (o) Evidence reasonably satisfactory to Lender's legal counsel that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, so that this Agreement and all Loan Documents to be executed and delivered by or on behalf of Borrower will be valid and binding upon Borrower or the person or entity executing and delivering such document in accordance with its terms. Such evidence shall include the legal opinion of legal counsel for Borrower, as reasonably approved by Lender, and covering such other matters as Lender may reasonably require in form and content reasonably acceptable to Lender's legal counsel and containing no exceptions other than such as may be reasonably acceptable to Lender and its legal counsel;

            (p) A consulting engineer's report or architect's certification, including or being accompanied by a soils investigation report from a soils engineer reasonably satisfactory to Lender;

            (q) An environmental engineering report for the Property conducted by an engineer reasonably acceptable to Lender, in form and content satisfactory to Lender;

            (r) The Approved Budget;

            (s) Issuance of the Payment and Performance Bonds;

            (t) The fully executed Community Hospital Lease;

            (u) Evidence satisfactory to Lender that Nine Million Three Hundred Sixty-One Thousand Nine Hundred Ninety-Seven and No/100 Dollars ($9,361,997.00) of cash equity has been invested in or loaned to Borrower, and that such amount will be spent by Borrower to defray the costs of the Project before any advances are made by Lender to Borrower provided that Lender hereby acknowledges that certain affiliates of the Borrower have previously advanced to Borrower the sum of approximately Four Million Four Hundred Fifty-One Thousand One Hundred Seventy and 24/100 Dollars ($4,451,170.24) to fund initial construction costs of the Improvements and such advance shall be credited against such total funds required to be invested in or loaned to Borrower hereunder (with Lender acknowledging that such amount may increase from time to time hereafter); and

            (v) Evidence reasonably satisfactory to the Lender that all conditions to payment of such Advance as set forth in Section 6(g) of the Development Agreement have been satisfied in all material respects.

      2.11 Conditions to Subsequent Advances. As a condition precedent to each Advance subsequent to the First Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Lender, deliver to Lender evidence of such satisfaction:

            (a) The general conditions set forth in Section 2.2 and the conditions precedent to the first Advance set forth in Section 2.10 shall have been satisfied, in all material respects, and continue to be satisfied, in all material respects, as of the date of the disbursement of any Advance;

            (b) Borrower shall deliver to Lender an Application for Advance accompanied by the documents and schedules set forth below in Lender's prescribed form, a copy of which is attached hereto as Schedule 2.11(b):

                  (1) A "Payment Request" containing a detailed budget breakdown specifying:

                        (i) the amount of the Loan proceeds allocated for each
                  line item on the Approved Budget;

                        (ii) the amount of the Advance requested from each line
                  item on the Approved Budget; and

                        (iii) the total Advances to date from each line item on
                  the Approved Budget;

                  (2) A "Payee Schedule" itemizing all parties to be paid with the Advance and the amounts to be paid to each;

                  (3) A "Request for Funds Certification", executed by Borrower and Architect, stating among other matters:

                        (i) the labor, services and/or materials covered by the
                  Application for Advance have been performed upon or furnished in the construction of the Improvements;

                        (ii) there have been no material changes in the Approved
                  Budget except those approved by Lender in writing;

                        (iii) all construction to date has been performed in
                  accordance with the Plans, and there have been no material changes in the Plans except as have been approved by Lender in writing;

                        (iv) there have been no material changes in the scope of
                  time of performance of the work of construction, nor any material extra work, labor or materials ordered or contracted for, nor are any such material changes or extras contemplated, except as have been approved by Lender in writing;

                        (v) subject to Section 2.13 hereof, the payments to be
                  made with the Advance requested will pay all bills received and then due to date for any labor, materials and services furnished in connection with construction of the Improvements;

                        (vi) subject to Section 2.13 hereof, all Advances
                  previously disbursed by Lender for labor, services, and/or materials for construction of the Improvements pursuant to previous Applications for Advances have been paid to parties entitled thereto; and

                        (vii) a certified statement of the Borrower that all
                  conditions precedent to an Advance have been fulfilled in all material respects, and, to the Knowledge of the Borrower, no Event of Default has occurred and is continuing and no event which with notice or lapse of time or both would reasonably be expected to constitute such an Event of Default has occurred, or if any such event or Event of Default has occurred, giving the details of such event;

            (c) The representations and warranties made in this Agreement shall be true and correct, in all material respects, on and as of the date of each Advance, with the same effect as if made on that date;

            (d) If required by Lender, Borrower shall, within sixty (60) days after notice of the filing of any mechanics' and materialmen's lien, encumbrance or charge upon the Property or any part thereof, which arises by reason of any labor, services or materials furnished or claimed to have been furnished to Borrower or by reason of the development, design or construction of the Improvements including, without limitation, any tests, investigations or studies ordered or conducted by Borrower (excluding, however, any liens filed as a direct result of MOB Owner's failure to perform its obligations under the terms, conditions and provisions of the Contracts), (i) cause such lien, encumbrance or charge upon the Property to be released or discharged with respect to the Property by payment or bonding, or (ii) contest such lien and provide to Lender reasonably satisfactory evidence of adequate reserves by Borrower to pay the amount contested or an indemnity bond pursuant to Section 4.22 hereof;

            (e) Evidence that, during the course of construction, Borrower has obtained an endorsement to the existing Title Policy reflecting that no mechanics' or materialmen's lien has been filed against the Property (except as permitted herein), provided that copies of the bring-down endorsement furnished to Lender shall constitute satisfactory evidence;

            (f) True copies of any Material Agreements with third parties relating to the management or operation of the Property, which must be approved in advance by Lender and must be subordinated, in all respects, to the Loan Documents;

            (g) Lender shall have received a satisfactory report from the Inspecting Architects/Engineers that the Improvements are being constructed in accordance with the Plans and the Approved Budget; and

            (h) Evidence reasonably satisfactory to Lender that all conditions to such Advance set forth in Section 6(g) of the Development Agreement have been satisfied in all material respects.

      2.12 Conditions to the Final Advance. As a condition precedent to the final Advance hereunder, including all unreleased retainage, Borrower must satisfy all conditions precedent to Advances set forth in Section 2.11 above and deliver to Lender the following (the "Completion Requirements"):

            (a) A Completion certificate from the Inspecting
      Architects/Engineers certifying that the Project is substantially complete (within the meaning of Section 5(b) of the Development Agreement);

            (b) Any portion of the Project requiring inspection or certification by any governmental agency shall have been inspected and certified as complete and all other necessary approvals shall have been duly issued;

            (c) Evidence that the Architect, engineer, surveyors and all contractors and subcontractors have been paid or will be paid in full, or have otherwise executed sufficient and satisfactory releases of any and all mechanics' or materialmen's lien or liens which they may have or be entitled to, or that Borrower has otherwise sufficiently provided for the satisfaction of all claims or liens by the Architect, engineer, surveyors or any contractor or subcontractor, which evidence shall include an endorsement to the Title Policy evidencing that no mechanics' and materialmen's liens or other encumbrances have been filed against the Property, except as permitted herein;

            (d) Evidence that the Developer, Developer's authorized representative, Architect and Contractor have certified that (1) construction of the Improvements has been completed in accordance with the Plans, (2) all work requested for reimbursement has been completed in accordance with the Plans, (3) a notice of completion has been filed as required by any applicable laws, and (4) all applicable time periods shall have expired for the creation of any mechanics' or materialmen's lien.

            (e) An "as built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State of Texas; and

            (f) Evidence reasonably satisfactory to Lender that all conditions to such Advance set forth in Section 6(g) of the Development Agreement have been satisfied in all material respects.

      2.13 Retainage. The amount designated as retainage under the Construction Contract shall be retained by Lender from each Application for Advance. Such retainage will be disbursed by Lender within the time period specified in the Construction Contract and the delivery to Lender of Lien waivers with respect to the Improvements applicable thereto.

      2.14 Reallocation of Approved Budget. Lender reserves the right, upon Borrower's prior written consent (which consent may not be unreasonably withheld, conditioned, or delayed), to make Advances which are allocated to any of the designated items in the Approved Budget for such other purposes or in such different proportions as Lender may, in its reasonable discretion, deem necessary or advisable. With the prior written consent of Lender (which consent may not be unreasonably withheld, conditioned, or delayed), Borrower shall be entitled to make reallocations from items in the Approved Budget for which substantial completion has been achieved as determined by Lender and no further funds are required, to the extent of any amount remaining in such item.

      2.15 Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Agreement may be waived by Lender, in whole or in part, at any time.

      2.16 Subordination. Lender shall not be obligated to make, nor shall Borrower be entitled to, any Advance until such time as Lender shall have received, to the extent requested, by Lender, subordination agreements from Architect, Contractor, and all other persons furnishing labor, materials, or services for the design or construction of the Improvements, subordinating to the lien of the Mortgage any Lien, claim, or charge they may have against Borrower or the Property.

      2.17 Interest Reserve. Borrower acknowledges and agrees that the amount of Two Million One Hundred Seventy Thousand One Hundred Seventy-Two and No/100 Dollars ($2,170,172.00), as specified in the Approved Budget, represents reserves for interest on the Loan (the "Interest Reserve"). So long as no Event of Default exists and no event exists which with the giving of notice or the passage of time or both would reasonably be expected to constitute an Event of Default, interest due and payable under the Note may be paid from the Interest Reserve. Borrower shall notify Lender in writing as to the amount to be disbursed from the Interest Reserve, subject to verification by Lender. Borrower hereby authorizes and directs Lender, and Lender shall have the right to disburse and charge the Interest Reserve for interest due under the Loan on the seventeenth (17th) day of each month as interest payments become due and payable pursuant to the terms of the Loan Documents. Such disbursements shall be made by a bookkeeping entry on Lender's records and shall be reflected as additional Advances under the Loan, in amounts equal to the accrued interest due and payable on the seventeenth (17th) day of each month. Such bookkeeping entry shall be deemed to be as if Borrower had delivered a check to Lender for the amount in question. Unless otherwise directed by Lender in its sole discretion, the Interest Reserve shall be available only for disbursements of the periodic payments of accrued interest due to Lender on the Loan pursuant to the terms of this Agreement and the other Loan Documents. Any funds disbursed in the manner provided in this Section 2.17 shall have been deemed paid to and received by Borrower.

      2.18 Maximum Funding Obligation. Lender shall have no obligation to make Advances in excess of amounts Borrower has properly qualified in advance to receive, and Lender shall have no obligation to make Advances in excess of Twenty-Eight Million Eighty-Six Thousand Four Hundred Twenty-Five and No/100 Dollars ($28,086,425.00) (the "Maximum Funding Obligation").

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

      3.1 The Financial Statements. The Financial Statements delivered by Borrower to Lender on or prior to the date hereof were prepared in accordance with generally accepted accounting principles and fairly present the financial condition and results of operations of the Borrower for the respective periods specified therein, except for the absence of footnotes and subject to normal year-end adjustments which, in the aggregate, are not material. To Borrower's Knowledge, no material adverse change has occurred in the financial condition of Borrower since the period ending as of the last Financial Statement delivered by Borrower to Lender.

      3.2 Suits. Actions. Etc. There are no actions, suits, or proceedings pending or, to Borrower's Knowledge, threatened in any court or before or by any Governmental Authority affecting Borrower or the Property, or involving the validity or enforceability of any of the Loan Documents, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Documents, will not result in a material breach of, or constitute a material default in, any mortgage, deed of trust, deed to secure debt, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower may be bound or affected.

      3.3 Valid and Binding Obligation. All of the Loan Documents, and all other documents referred to herein to which Borrower is a party, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable against the Borrower in accordance with their terms except as limited by Debtor Relief Laws.

      3.4 Title to the Property. Borrower holds good and marketable title to the Property subject only to title exceptions set forth in the Title Policy.

      3.5 No Default. Borrower is not in default in the payment of the principal of, or interest on, any indebtedness for borrowed money, nor is Borrower in default under any instrument or agreement under or subject to which any material indebtedness for borrowed money has been issued, and no event has occurred under the provisions of any such instrument which, with or without the lapse of time or the giving of notice or both, constitutes or would reasonably be expected to constitute an event of default of Borrower thereunder.

      3.6 Approval and Consent. No approval, authorization, or consent of any Tribunal or Governmental Authority that has not yet been received, is required for the proper execution, delivery, and performance of this Agreement or the other Loan Documents.

      3.7 Cost Certification. To Borrower's Knowledge, the Approved Budget contains, in all material respects, true and accurate cost estimates for each line item contained therein, based upon the most complete and up-to-date information available to Borrower on the date of this Agreement, all as more particularly described on Exhibit B attached hereto.

      3.8 Taxes. All federal, state, foreign, and other tax returns of Borrower required to be filed have been filed, and no deficiency, claim, controversy or dispute exists with respect to any federal, state, foreign, and other taxes imposed upon Borrower, except for any such taxes as are being contested in good faith by Borrower through appropriate proceedings.

      3.9 Purpose of Loan. To Borrower's Knowledge, none of the proceeds of the Advances will be used for any purpose that is contrary to, or that would result in a material violation of, any Laws.

      3.10 Properties; Liens. Subject to the exceptions set forth in the Title Policy. Borrower has good and marketable title to any properties listed as assets on Borrower's Financial Statements, and except for such exceptions and those Liens subsequently approved by Lender in writing, there is no Lien on any asset of Borrower.

      3.11 Damage; Condemnation. No material casualty or damage has occurred to the Property, any portion thereof, any improvements thereon or any appurtenances thereto. Borrower has not received notice with respect to (and Borrower has no Knowledge of) any actual or threatened taking of the Property or any portion thereof, for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain.

      3.12 General. No representation, warranty or covenant by Borrower in this Agreement (including the Exhibits and Schedules attached hereto), any Loan Document, or other document or certificate furnished by Borrower in connection with the transactions contemplated by this Agreement (including the Financial Statements) contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances in which made, not misleading.

      3.13 Material Agreements. Except for the Material Agreements delivered to Lender, prior to the date of this Agreement, Borrower is not directly, indirectly, or contingently obligated with respect to any Material Agreements relating to the Property. This warranty is only made as of the date hereof, but shall be actionable by Lender if it is subsequently determined that such representation and warranty was false when made.

      3.14 Property Compliance. The Property complies, in all material respects, with all applicable subdivision, platting, building, land use, safety and zoning Laws and requirements and all requirements contained within any of the title exceptions included in the Title Policy.

      3.15 Roads. The Property has access to and from public streets and roads adequate for its intended use, subject to temporary closing for construction purposes; all such streets and roads have been completed, dedicated to the public use and accepted for all purposes (including, but not limited to, maintenance) by the appropriate Governmental Authority.

      3.16 Utility Services. All utility services, in sufficient size and capacity, necessary for the construction of the Improvements and the operation thereof for the intended use of the Property are or will be upon completion of construction available at the boundaries of the Property, consisting of water supply, storm and sanitary sewer facilities, electric, gas, and telephone facilities.

      3.17 Permits. Borrower has secured all necessary building and other permits and consents (such permits and consents to be unconditional) for the construction of the Project and operation thereof, except for the Certificate of Occupancy and any other permits or consents not available until completion of the Improvements.

      3.18 Hazardous Materials. Except as reflected on any Phase I or other environmental report or survey respecting the Property delivered to Lender, to Borrower's Knowledge, no portion of the Property has been used to generate, store or dispose of, on, under or about the

Property, or transport to or from the Property, any hazardous wastes, toxic substances or related materials ("Hazardous Materials"). For purposes of this
Section 3.18, Hazardous Materials shall include, but not be limited to, substances defined as "Hazardous Substances" or "Toxic Substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061, et seq.; and in the regulations adopted and publications promulgated pursuant to such statute now or in the future.

                                   ARTICLE IV.
                      COVENANTS AND AGREEMENTS OF BORROWER

      4.1 Compliance with Governmental Requirements. Borrower shall timely comply, in all material respects, with all Governmental Requirements. Borrower assumes full responsibility for the compliance of the Plans and the Property with all Governmental Requirements and requirements of the Leases and with sound building and engineering practices and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the construction of the Improvements.

      4.2 The Construction Contract. Borrower shall become a party to no Material Agreement or Major Contract (other than Approved Contracts) for the performance of any work on the Property or for the supplying of any labor, materials, or services for the construction of the Improvements except upon such terms and with such parties as shall be approved in writing by Lender, such approval not to be unreasonably withheld, conditioned or delayed. Borrower shall neither request nor approve any change orders under the Construction Contract without the prior written approval of Lender, such approval not be unreasonably withheld, conditioned, or delayed, except for non-structural changes which do not change the cost of construction by more than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) as to any one change or Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate. No approval of Lender of any Construction Contract or change order shall make Lender responsible for the adequacy, form, or content of such Construction Contracts or change orders.

      4.3 Construction of the Improvements. The construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, the Development Agreement, and the Construction Contract. Any cessation of work shall be permitted by Borrower only in accordance with the terms and conditions set forth in the Development Agreement and the Construction Contract, as applicable.

      4.4 Correction of Defects. Borrower shall correct or cause to be corrected within thirty (30) days after receipt of written notice from Lender (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans or Governmental Requirements, or
(c) any material encroachment by any part of the Improvements or any other structure located on the Property, on any building line, easement, property line, or restricted area.

      4.5 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the

Improvements or the Property, to be stored in accordance with the terms and conditions of the Development Agreement.

      4.6 Inspection of the Property. Borrower shall permit Lender and any Governmental Authority, and their agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Improvements are stored for the purpose of inspection of the Property and such materials at all reasonable times during normal business hours, following reasonable notice to Borrower and so long as such inspections do not materially interfere with the construction of the Improvements.

      4.7 Notices by Governmental Authority, Fire and Casualty Losses, Etc. Borrower shall timely comply with and promptly furnish to Lender following receipt thereof, true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Property. Borrower shall immediately notify Lender of any fire or other material casualty or any notice of taking or eminent domain action or proceeding affecting the Property.

      4.8 Special Account. Borrower shall maintain a special account at a bank or other financial institution selected by Borrower, reasonably satisfactory to Lender, into which all Advances and any other amounts or payments arising in connection with the ownership of the Property, excluding direct disbursements made by Lender pursuant to Section 2.8 hereof, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of (a) costs of labor, materials, and services supplied for the construction of the Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Property, and the construction of the Improvements specified in the Approved Budget. Borrower shall furnish Lender with monthly bank statements, as they are received by Borrower, showing all deposits to and withdrawals from said special account for Lender's verification of compliance with this Loan Agreement.

      4.9 Costs and Expenses. Borrower shall promptly pay Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement and all other Loan Documents and the closing of the Loan and any amendment, supplement, or modification of, or any waiver or consent under or with respect to, any of the Loan Documents; and (b) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement or the other Loan Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all reasonable appraisal fees, cost engineering and inspection fees, legal fees, environmental consultant fees and the cost to Lender of any title insurance premiums and title surveys (including, without limitation, the costs and expenses of the inspection of the Property and/or Project by the Inspecting Architects/Engineers). Borrower recognizes and agrees that formal written appraisals of the Property and Improvements by a licensed independent appraiser may be required upon completion of the Improvements and pursuant to federal regulatory reporting requirements and that Lender may require reasonable inspections of the Property and Improvements by an independent supervising architect and/or cost engineering specialist following reasonable advance written notice to Borrower. If any of the services described above are provided by an employee of Lender, Lender's reasonable cost and expenses for such services shall be calculated in accordance with Lender's standard charge for such services.

      4.10 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as reasonably requested by Lender, such other documents as shall be reasonably necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

      4.11 Inspection of Books and Records. Borrower shall permit Lender, at all reasonable times during normal business hours and following reasonable notice to Borrower, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements.

      4.12 No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements. Lender shall not be obligated to inspect the Property or the construction of the Improvements, nor be liable for the performance or default of Borrower, Architect, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

      4.13 Insurance. Borrower shall (a) maintain in full force, until full payment of the Loan, such insurance coverages on the Property as are described on the attached Schedule 4.13, (b) maintain such coverages through the applicable insurance carriers for the respective coverages listed on Schedule 4.13, and (c) name the Lender as an additional insured and provide at least thirty (30) days prior written notice to Lender of cancellation, non-renewal or material change of the insurance policies maintained by the Borrower pursuant hereto.

      4.14 No Conditional Sale Contracts, Etc. Except as set forth in the attached Schedule 4.14, no materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements.

      4.15 [Intentionally Omitted]

      4.16 Bills of Sale. Borrower shall deliver to Lender, promptly following Lender's written demand therefor, any contracts, bills of sale, statements, or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the Lien or security title of the Loan Documents.

      4.17 Leases. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed), enter into any new Leases after the effective date of this Agreement. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed), enter into any modification, amendment or termination of the Community Hospital Lease. Borrower shall not accept any rental from the Community Hospital Tenant more than one (1) month in advance of its due date. Borrower shall materially perform and comply with all of the landlord's obligations under the Community Hospital Lease. Borrower shall not release the Community Hospital Tenant from any material obligations or liabilities under the Community Hospital Lease without the prior written consent of Lender. Borrower shall promptly notify Lender of the occurrence of any events of default under the Community Hospital Lease (subject to all notice, grace and cure periods) of which Borrower has Knowledge, and shall promptly after receipt thereof provide to Lender any notices in writing from the Community Hospital Tenant alleging that Borrower is in default under the Community Hospital Lease.

      4.18 Additional Security. As additional security for the payment of the Loan, Borrower hereby irrevocably assigns to Lender and grants to Lender a security interest in all Advances disbursed to Borrower and Borrower's interest in all Loan funds held by Lender, whether or not disbursed.

      4.19 Prohibition on Transfers. Except for the interest, rights and options granted pursuant to the MOB Lease and except as permitted in Section 8.15 of the Mortgage, Borrower shall not, without the prior written consent of Lender, transfer, convey, assign, encumber or otherwise dispose of the Property or the Improvements or any part thereof or any interest of Borrower therein to any individual, partnership, joint venture, trust, association, corporation or other legal entity, however organized, so long as any part of the indebtedness secured by the Mortgage is outstanding. Additionally, without the prior written consent of Lender, except as permitted in Section 3.9 of the Mortgage, no person having a controlling interest in any of the General Partners shall transfer, convey, assign, encumber or otherwise dispose of his/her interest in such General Partner so long as any part of the indebtedness secured by the Mortgage is outstanding.

      4.20 No Assignment by Borrower. This Agreement may not be assigned by Borrower without the written consent of Lender, which consent may not be unreasonably withheld, conditioned, or delayed. If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make Advances to such assignee and such Advances shall be secured by the Loan Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment unless otherwise approved in writing by Lender.

      4.21 Further Assurance of Title. If at any time Lender's legal counsel is of the reasonable opinion that any Advance is not secured or will not be secured by the Loan Documents as a first Lien or first priority security interest on the Property, subject only to the matters in Title Policy, then Borrower shall, within ten (10) days after written notice of such opinion from Lender, do all things and matters reasonably necessary to assure to the reasonable satisfaction of Lender's counsel that any advance previously made hereunder or to be made hereunder is secured or will be secured by the Loan Documents as a first Lien or first priority security interest on the Property, subject to the matters in such title insurance policy, and Lender, at its option, may decline to make further Advances hereunder until Lender has received such assurance, but nothing in this Section shall limit Lender's right to require endorsements extending the effective date of such policy prior to an Advance under each Application for Advance.

      4.22 Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Property free and clear of any Liens, charges, or claims other than Liens reflected in the Title Policy, and such other Liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, Borrower (a) may contest the validity or amount of any claim of any contractor, consultant, architect, or other person providing labor, materials, or services with respect to the Property, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be deemed a violation of any representation or covenant hereunder or the occurrence of an Event of Default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest, Borrower shall furnish to Lender and Title Company either (x) reasonably satisfactory evidence that Borrower has adequate reserves to pay the amount being contested, or (y) an indemnity bond with corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to one hundred percent (100%) of the amount being contested, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a Lien on the Property.

      4.23 Restrictions and Annexation. Except as reflected in the Title Policy and except as may be required by the MOB Lease, Borrower shall not impose any restrictive covenants, easements, sharing agreements or encumbrances upon the Property, execute or file any subdivision plat affecting the Property, or consent to any assessments burdening the Property without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed).

      4.24 Advertising by Lender. Borrower agrees that during the term of the Loan, Lender shall have the right to issue press releases, advertisements and other promotional materials approved, in writing, by Borrower and describing in general terms or in detail Lender's participation in such transaction including the placement of a sign approved by Borrower for display upon the Property identifying Lender. Any such sign shall be provided at the expense of Lender; provided, however, that if Lender provides a sign to Borrower, then Borrower agrees to erect such sign in a prominent and suitable location for display for the duration of the construction of the Improvements.

      4.25 Financial Statements: Tax Returns. Within forty-five (45) days after the end of each fiscal quarter of Borrower's operation of the Property, Borrower shall furnish to Lender current (as of such fiscal quarter) operating statements and rent rolls for the Property in scope and detail satisfactory to Lender and certified by Borrower to be complete and accurate in all material respects. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Property, Borrower shall furnish to Lender current (as of such fiscal year) Financial Statements, operating statements and rent roll for the Property in scope, detail and form reasonably satisfactory to Lender and certified by Borrower to be complete and accurate in all material respects and, the Financial Statements, if required by Lender, shall be certified by an independent certified public accountant selected by Borrower which is satisfactory to Lender.

All Financial Statements of Borrower shall be delivered in duplicate and shall be accompanied by the certificate of the General Partner of Borrower, dated within five (5) days of the delivery of such statements to Lender, stating that the General Partner has no Knowledge of an Event of Default, nor of any event which, after notice or lapse of time, or both, would reasonably be expected to constitute an Event of Default, which has occurred and is continuing, and if an Event of Default has occurred, or such an event which would reasonably be expected to constitute an Event of Default has occurred, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Borrower has fulfilled, in all material respects, all of Borrower's obligations under this Agreement which are required to be fulfilled on or prior to the date of such certificate. Borrower shall deliver to Lender, as soon as available, but in no event later than fifteen (15) days after the timely filing thereof with the Internal Revenue Service including any permitted and valid extensions of any filing deadlines, a copy of Borrower's annual tax return for the preceding calendar year.

      4.26 Notification of Adverse Changes. Upon Borrower's Knowledge, Borrower shall promptly notify Lender of the occurrence of any event or condition which, if not remedied, would reasonably be expected to result in a material, adverse change to the financial condition of Borrower or would reasonably be expected to materially and adversely affect the value of the Property.

      4.27 Indemnification. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by Lender, alleged by or in favor of Borrower or any principal, partner, stockholder, officer, director, employee or agent thereof, or by or in favor of any broker, realtor, agent or other party claiming brokerage commissions or finder's fees in connection with entering into this Agreement or the transactions contemplated hereby (other than for claims for commissions or fees claimed by persons or parties employed or engaged by Lender), or in connection with making or collecting the Loan or enforcing the Loan Documents, but excluding claims relating to or arising out of the Lender's gross negligence, willful misconduct, or breach of its obligations in the Loan Documents. Borrower shall further indemnify Lender and hold Lender harmless against any and all liabilities (including any and all taxes and special assessments levied against the Property or any improvements, fixtures, or personal property located thereon), obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender, in any way relating to, or arising out of, the Loan Documents or any of the transactions contemplated therein, or the construction and/or operation of the Property (except claims relating to or arising out of the Lender's gross negligence, willful misconduct, or breach of its obligations in the Loan Documents), to the extent that any such indemnified liabilities result, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person or entity other than Lender. The obligations and provisions of this paragraph shall continue and remain in full force and effect after the Loan and other obligations of Borrower under this Agreement and under the other Loan Documents have been paid or discharged in full and shall survive the termination of this Agreement and the repayment of the Loan.

      4.28 Termination. Lender, at its option, may terminate this Agreement and its obligation to make any Advance upon the occurrence and continuation of any Event of Default.

      4.29 Third-Party Agreements; Management Fee. Except for the MOB Lease and as contemplated therein. Borrower shall not execute or enter into any agreement with any third party providing for management or operation of the Property and/or the Improvements without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed). Lender acknowledges that the Community Hospital Tenant has entered into subleases relating to the Property and the Improvements, and that copies of such subleases have been delivered to the Lender prior to the date hereof.

      4.30 Development Agreement. Borrower will not amend or modify the Development Agreement without the prior written consent of Lender.

      4.31 Debt Service Requirement. From and after June 17, 2006, and until the Loan is paid in full by Borrower, Borrower shall not allow the Net Operating Income of the Project any calendar quarter to be less than 1.25 times the principal and interest payments then due and payable by Borrower under the Note for the respective designated period in question. In the event that the Net Operating Income falls below such minimum debt service requirement, Borrower shall promptly within ten (10) days of its Knowledge of such non-compliance prepay a portion of the principal balance of the Note so that the debt service requirement is satisfied and maintained.

      4.32 Maintenance of Bonds. At all times prior to the Completion Date, Borrower shall cause the Bonds to be maintained and in full force and effect.

                                   ARTICLE V.
                                EVENTS OF DEFAULT

      5.1 Default. Any one or more of the following events shall constitute an "Event of Default" hereunder and under the Loan Documents:

            (a) The failure or refusal of Borrower to pay all or any part of the monthly installments of accrued interest or monthly installments of principal and accrued interest of the Note as and when the same become due and payable in accordance with the terms of the Note, and the continuation of such failure or refusal for a period of ten (10) days after the due date thereof or the failure or refusal to pay the unpaid principal balance and accrued but unpaid interest on the Maturity Date (as defined in the Note);

            (b) The failure or refusal of Borrower to pay any amounts due and owing to Lender under the Loan Documents (other than the payment of principal or installments of accrued interest under the Note) as the same become due in accordance with the terms of the Loan Documents and the continuation of such failure or refusal for a period of thirty (30) days following written notice thereof from Lender to Borrower;

            (c) The failure or refusal of Borrower punctually and properly to perform, observe and comply, in all material respects, with any covenant, agreement or condition

      (other than covenants or agreements to pay the indebtedness described in subparagraphs (a) and (b) above) contained in any of the Loan Documents, and the continuation of such failure or refusal for a period of thirty
      (30) days following written notice thereof from Lender to Borrower or for such additional reasonable period, not to exceed ninety (90) days, as shall be necessary to cure such failure or refusal if not capable of cure within such thirty (30) day period and if Borrower diligently pursues such cure during such thirty (30) day period and thereafter;

            (d) The occurrence of an "Event of Default" under and as defined in the Mortgage, and the continuation thereof beyond the expiration of all applicable notice, grace, or cure periods;

            (e) A failure by Borrower to deposit the Borrower's Deposit with Lender within thirty (30) days of written request from Lender to do so;

            (f) Any representation or warranty made by Borrower to Lender in any of the Loan Documents or any Application for Advance or in any other certificate or document furnished to Lender in connection with the Loan or in furtherance of the requirements of this Agreement or of any other Loan Documents shall be incorrect or misleading in any material respect at the time when made or at the time when reaffirmed or deemed reaffirmed by the terms of this Agreement relating to conditions precedent to Lender's obligation to make Advances;

            (g) The Improvements are not in substantial Completion by March 31,2006;

            (h) If a Lien (other than an inchoate Lien for taxes) for the performance of work or the supply of materials or any other Lien, whether for federal, state or local taxes or otherwise is filed against the Property or any part thereof and remains unsatisfied or unbonded and evidence of adequate reserves for payment thereof by Borrower is not provided to Lender as set forth in Section 4.22 hereof and for a period of thirty (30) days after Borrower knows of the filing of such Lien;

            (i) If a receiver, liquidator or trustee of Borrower. Guarantor, the Community Hospital Tenant or of the Property or of any substantial portion of Borrower's or Guarantor' properties, shall be appointed; if a petition in bankruptcy or for reorganization or for protection under any Debtor Relief Laws shall have been filed against Borrower or Guarantor and the same is not withdrawn, dismissed, cancelled or terminated within ninety
      (90) days; if Borrower or Guarantor make a general assignment for the benefit of creditors or files or consent to the filing of a petition in bankruptcy or for protection under any Debtor Relief Laws or commence or consent to the commencement of any proceeding under the Federal Bankruptcy Code or any other federal or state law, now or hereafter in effect, relating to the reorganization of Borrower or Guarantor or the arrangement or rearrangement or readjustment of the debts of Borrower or Guarantor or having the effect of enjoining or staying the exercise of rights or remedies by creditors, it being understood that the filing against Borrower or Guarantor of such a petition by a partner, officer or stockholder of Borrower shall be deemed to be a filing with the consent of Borrower; if there is an attachment or sequestration of or relating to the Property or to any other substantial portion of any other assets of Borrower or Guarantor and the same is not promptly discharged;

            (j) If Borrower shall cause, institute or fail to contest any proceeding for the dissolution or termination of Borrower;

            (k) If Borrower ceases to do business or terminates its business as presently conducted for any reason whatsoever;

            (l) If any condemnation, eminent domain or other taking proceedings shall have commenced against the Property (or any material portion thereof) which Lender, in its reasonable judgment, believes will materially and adversely affect the value of the Property;

            (m) If any event of default shall occur under any of the Loan Documents (as such term may be defined therein), and such event of default shall continue beyond all applicable notice, grace, and cure periods; or

            (n) Any representation or warranty made by Guarantor under the Guaranty is incorrect in any material respect or Guarantor is in default of any of Guarantor's non-monetary obligations to Lender under the Guaranty, and Guarantor shall fail to cure such non-monetary default within thirty (30) days following written notice thereof from Lender to Guarantor.

                                   ARTICLE VI.
                         RIGHTS AND REMEDIES OF LENDER

      6.1 Rights of Lender. Upon the occurrence of any one or more Events of Default, Lender shall have the right, in addition to any other right or remedy of Lender under the Loan Documents or at equity or under applicable law, but not the obligation, in its own name or through an agent or in the name of Borrower, to enter into possession of the Property; to perform all work necessary to complete the construction and equipping of the Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of any tenant lease approved by Lender; and to do anything necessary or desirable in Lender's sole judgment to fulfill the obligations of Borrower hereunder and under the other Loan Documents, including the right to avail itself of, and procure performance of the Construction Contract and subcontract or to let new or additional contracts with a new general contractor or the same subcontractors or to others; and to employ watchmen and other safeguards to protect the Property. Without restricting the generality of the foregoing, and for the purposes aforesaid, Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence and continuation beyond any applicable notice, grace, or cure period of an Event of Default, to (a) use such sums as are necessary, including any proceeds of the Loan and the Borrower's Deposit, to make such changes or corrections in the Plans, and employ such architects, engineers, inspectors, rental agents, managers and contractors as may be reasonably required for the purpose of completing the construction of the Improvements substantially in the manner contemplated by the Plans, and

Governmental Requirements, (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the insurance policies, or other checks or installments payable to Borrower with respect to the Property, (d) do every act with respect to the construction of the Improvements which Borrower may do, (e) prosecute or defend any action or proceeding incident to the Property, (f) to do all things reasonably necessary in Lender's reasonable judgment, to complete construction, finishing and equipping of the Improvements and to rent, operate and manage the Improvements, and to pay operating costs and expenses, including management fees, of every kind and nature in connection therewith so that the same shall be operational and usable for its intended purpose, all in the name of Borrower, Lender or both; (g) pay interest when due on all amounts disbursed hereunder (either by adding such interest to the principal balance of the Loan or paying the same in cash); (h) pay, settle or compromise all existing bills and claims which may be or become Liens or security interests, or to avoid such bills and claims becoming Liens against the Property or against fixtures or equipment, or as may be necessary or desirable for the completion of construction or for the equipping and operation of the Improvements; (i) prosecute and defend all actions or proceedings in connection with the Property or any equipment or fixtures; (j) the right, to be exercised in Lenders sole discretion, to terminate any remaining obligations under this Agreement; and (k) apply for and obtain, by appropriate judicial action, appointment of a receiver or receivers for all or any part of the Property as a matter of right, without regard to the sufficiency of the security, without any showing of insolvency, fraud or mismanagement on the part of Borrower and without the necessity of filing judicial proceedings (other than for the appointment of the receiver(s)) to protect or enforce the rights of Lender (and Borrower hereby consents to such appointment). The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender. All reasonable cost and expenses, including all reasonable attorneys' fees in connection with the matters contemplated in this Section 6.1 shall be payable by Borrower on demand, and if not promptly paid, shall be added to the principal of the Loan and shall be secured by all of the Loan Documents. The power-of-attorney granted hereby is a power coupled with an interest and irrevocable by action of Borrower without the joinder of Lender. Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

      6.2 Acceleration. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable upon written notice to Borrower, and Borrower hereby expressly waives, but not by way of limitation, any other notice of default, notice of intent to accelerate and notice of acceleration.

      6.3 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to make any Advance and to make disbursements from the Borrower's Deposit and all other obligations of Lender hereunder and under the Loan Documents shall at Lender's option, immediately terminate; provided, however, that nothing in this paragraph shall be deemed to limit the other provisions of this Agreement setting forth the conditions precedent to Lender's obligation to make any Advance or the conditions under which Lender may refuse to make further disbursements or to limit Lender's option to make further Advances at Lender's sole option notwithstanding the occurrence of one or more Events of Default.

      6.4 Funds of Lender. Any funds of Lender used for any purpose referred to in this Article VI shall constitute Advances secured by the Loan Documents and shall bear interest at the Default Rate specified in the Note.

      6.5 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and, no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

      6.6 Performance by Lender. Should any covenant, duty, or agreement of Borrower fail to be performed during the continuation of an Event of Default in accordance with the terms of the Loan Documents, Lender may, at its option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender and promptly pay to Lender any amount reasonably expended by Lender in such performance or attempted performance, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express written consent of Lender, any liability or responsibility for the performance of any duties of Borrower hereunder or in connection with all or any part of the Property.

      6.7 Use or Operation by Lender. Should all or any part of the Property come into the possession of Lender, Lender may use or operate the same for the purpose of preserving it or its value, or pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Lender in respect thereof. The risk of accidental loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for failure to obtain or maintain insurance, or to determine whether any insurance ever in force is adequate as to amounts or as to the risks insured, or for decline in the value of the Property.

      6.8 Cumulative Rights. All rights available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights granted to Lender at law or in equity, whether or not any sums be due and payable to Lender and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

      6.9 Acceptance of Assignments and Items Delivered. By acceptance of delivery of copies of, or by taking an assignment of or security interest in, any of the items delivered to or received by Lender pursuant to this Agreement, including, but not limited to, the Plans, Approved Budget, and the Material Agreements, Lender shall not be deemed to have approved same or to have assumed any liability, obligation, or responsibility whatsoever in connection therewith except as expressly stated in the Loan Documents.

      6.10 Delegation of Duties and Rights. Lender may exercise any of its duties and/or exercise any of its rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents, or other representatives.

      6.11 Lender Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs of Borrower, the power of Lender being limited to the right to exercise the remedies provided in this Article VI and elsewhere in the Loan Documents.

                                  ARTICLE VII.
                          GENERAL TERMS AND CONDITIONS

      7.1 Modifications. No provision of this Agreement or the other Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

      7.2 Severability. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, however, if the disregard of such provision would frustrate the intent and purposes of this Agreement, Lender may petition any court having jurisdiction in equity to render a judgment modifying the disregarded provision(s) of this Agreement so as to carry out such intent and purposes.

      7.3 Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents in addition to such rights and remedies that may be available to Lender at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any property covered under the Loan Documents at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and such exercise or failure to exercise shall be nonexclusive.

      7.4 Form and Substance. All documents, certificates, insurance policies, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender and its legal counsel.

      7.5 Savings Clause. It is the intention to the parties hereto to comply with all applicable federal and state laws relating to usury; that is, laws limiting changes for the use, detention or forbearance of money and governing contracts relating thereto; accordingly, all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing securing or pertaining to the Loan, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve

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

transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Note or on account of any other principal indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal and such other indebtedness, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full in such manner as permitted by law so as to avoid any portion of the interest on the Loan becoming usurious. The terms and provisions of this Section 7.5 shall control and supersede every other provision of all agreements between Borrower and Lender in the event of a conflict in such provisions.

      7.6 Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed to be a beneficiary of this Agreement, any and all of the terms and conditions of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so, and Lender reserves the right to enter into modifications or amendments of this Agreement with Borrower without notification to or the consent of any other party. In particular, Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction of the Improvements by Borrower or the absence therefrom of defects. In this connection Borrower agrees to and shall indemnify, defend and hold harmless Lender from and against any liabilities, claims or losses resulting from the disbursement of the proceeds of the Loan or from the condition of the Property whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

      7.7 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free independently to establish to its reasonable satisfaction such existence or non-existence.

      7.8 [Intentionally omitted]

      7.9 No Agency. Lender is not the agent or representative of Borrower, and Borrower is not the agent or representative of Lender, and nothing in this Agreement shall be construed to make Lender liable to anyone for goods delivered or services performed upon the Property or for debts or claims accruing against Borrower.

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

      7.10 No Partnership or Joint Venture. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender.

      7.11 Number and Gender. Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower, and of each Borrower if more than one.

      7.12 Conflicts. In the event of any conflict between the provisions of this Agreement and those of the Mortgage, the provisions of this Agreement shall govern.

      7.13 Time of Essence. Time is of the essence in performance of this Agreement by Borrower.

      7.14 Participation. Lender shall have the right, at its sole discretion, to invite participants to participate in or to purchase all or portions of the Loan.

      7.15 Further Assurances. Borrower shall do, execute, acknowledge and deliver, at the sole cost and expense of Borrower, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as Lender may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Lender, the rights now or hereafter intended to be granted to the Lender under the Loan Documents for carrying out the intention of facilitating the performance of the terms of this Agreement.

      7.16 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

      7.17 APPLICABLE LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.

      7.18 Notices. All notices pursuant to any provisions of this Agreement or of the other Loan Documents which require the giving of notice as a condition to creating or effectuating an obligation of Borrower to Lender or a right on the part of Lender to exercise rights or remedies against Borrower or any collateral, and any notice by Borrower to Lender to the effect that Lender has not fulfilled one or more of any obligation to Borrower under this Agreement or under any other Loan Documents, must be in writing. Such notice shall be given by messenger, telegram or mail (registered or certified, return receipt requested) effective when received by the party to whom addressed or when delivered to such address, and shall be addressed to the parties at the addresses given below. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least ten (10) days written notice thereof in the manner specified in this Section 7.18, Borrower or Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each

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

shall have the right to specify as its address any other address within the United States of America.

      If to Lender:         Colonial Bank, N.A.
                            15150 Preston Road
                            Dallas, Texas 75248
                            Attention: Denise Cansler
                            Facsimile No.: 469/791-4507

      with a copy to:       Liechty & McGinnis, P.C.
                            7502 Greenville Avenue, Suite 750
                            Dallas, Texas 75231
                            Attention: Kevin P. McGinnis, Esq.
                            Facsimile No.: 214/265-0615

      If to Borrower:       MPT West Houston Hospital, L.P.
                            1000 Urban Center Drive, Suite 501
                            Birmingham, Alabama 35242
                            Attention: Michael G. Stewart, Esq.
                            Facsimile No.: 205/969-3756

      with a copy to:       Baker, Donelson, Bearnan, Caldwell & Berkowitz, PC
                            420 20th Street North, Suite 1600
                            Birmingham, Alabama 35203-5202
                            Attention: Thomas O. Kolb, Esq.
                            Facsimile No.: 205/488-3721

      7.19 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

      7.20 Certain Rules of Construction. No implications or inferences shall be drawn from the deletion from the terms and provisions of this Agreement of any terms or provisions contained in unexecuted drafts of this Agreement. In addition, all parties hereto acknowledge that counsel for same have participated in the preparation of this Agreement and that, therefore, in the event of any ambiguity in, or controversy with respect to the meaning of, any term or provision contained in this Agreement, no presumption shall exist against any party's interpretation of this Agreement solely by reason of such party's or its counsel's participation in the preparation of this Agreement.

      7.21 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THE

LOAN OR THE MORTGAGED PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

      7.22 Exhibits. The following Exhibits and Schedules are attached hereto and made a part hereof for all purposes:

                  Schedule 1.54       -  Permitted Encumbrances
                  Schedule 2.11 (b)   -  Application for Advance
                  Schedule 4.13       -  Insurance Coverage
                  Schedule 4.14       -  Conditional Sale Contracts
                  Exhibit A           -  Property Description
                  Exhibit B           -  Approved Budget

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      EXECUTED AND DELIVERED on the date first above recited.

                                     LENDER:

                                     COLONIAL BANK, N.A.

                                     By: /s/ Denise Cansler
                                        ----------------------------------------
                                         Denise Cansler,
                                         Senior Vice President

                                     BORROWER:

                                     MPT WEST HOUSTON HOSPITAL, L.P.,
                                     a Delaware limited partnership

                                     By: MPT West Houston Hospital, LLC,
                                         a Delaware limited liability company,
                                         its General Partner

                                         By: MPT Operating Partnership, L.P.,
                                             a Delaware limited partnership,
                                             its Sole Member

                                             By: /s/ R. Steven Hamner
                                               ---------------------------------
                                             Name:  R. Steven Hamner
                                             Title: EVP. CFO

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